UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 24, 2008 (April 23, 2008)
Date of Report (Date of earliest event reported)
ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11727 (Commission File Number)	73-1493906 (IRS Employer Identification Number)
3738 Oak Lawn Avenue,
Dallas, TX 75219
(Address of principal executive offices)
(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On April 23, 2008, Energy Transfer Partners, L.P. (the “Partnership”) amended its limited partnership agreement (the “Partnership Agreement”) to modify the mechanism by which the capital accounts of all partners are maintained when the general partner’s incentive distribution rights are valued when calculating the enterprise value of the Partnership in the event of a follow-on offering of common units.
     A copy of Amendment No. 12 to the Partnership Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
     On April 24, 2008, the Partnership issued a press release announcing an increase in its quarterly distribution to unitholders. A copy of the press release is set forth in Exhibit 99.1 and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 8.01	Other Events.
     On April 24, 2008, the Partnership issued a press release announcing an increase in its quarterly distribution to unit holders.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit Number	Description of the Exhibit

Exhibit 4.1	Amendment No. 12 to Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P., dated April 23, 2008.

Exhibit 99.1	Energy Transfer Partners, L.P. Press Release, dated April 24, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.

	By:	Energy Transfer Partners GP, L.P.,
its general partner

	By:	Energy Transfer Partners, L.L.C.,
its general partner

Date: April 24, 2008		/s/ Brian J. Jennings
Brian J. Jennings
Chief Financial Officer

Exhibit Index

Exhibit Number	Description of the Exhibit

Exhibit 4.1	Amendment No. 12 to Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P., dated April 23, 2008.

Exhibit 99.1	Energy Transfer Partners, L.P. Press Release, dated April 24, 2008.